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                                                                     EXHIBIT 4.3

         FIRST SUPPLEMENTAL INDENTURE (this "FIRST SUPPLEMENTAL INDENTURE"), dated as of July 21, 2003, between PACKAGING CORPORATION OF AMERICA, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "COMPANY"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE").

         WHEREAS, the Company has executed and delivered to the Trustee an Indenture dated as of July 21, 2003 (the "ORIGINAL INDENTURE" and, as amended and supplemented by this First Supplemental Indenture, the "INDENTURE") providing for the issuance and sale by the Company from time to time of its debt securities;

         WHEREAS, Section 901 of the Original Indenture provides that the Company may enter into a supplemental indenture without the consent of any Holder of the Securities to, among other things, establish the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture or to amend or supplement any provision contained in the Original Indenture provided that such amendment or supplement does not apply to any Outstanding Security issued prior to the date of such Supplemental Indenture and entitled to the benefits of such provision;

         WHEREAS, the Company has determined that this First Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities;

         WHEREAS, the Company proposes in and by this First Supplemental Indenture to supplement and amend the Original Indenture in certain respects to establish two series of Securities issued pursuant to the Indenture designated as the "4 3/8% Senior Notes due 2008" and as the "5 3/4% Senior Notes due 2013," respectively; and

         WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has certified that all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this First Supplemental Indenture has been duly authorized by the Company.

         NOW THEREFORE, for and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof and any Coupons as follows:

         SECTION 1.  DEFINITIONS.

         (a) Terms used herein and not defined herein, and terms used in the recitals to this First Supplemental Indenture and not defined in such recitals, have the respective meanings ascribed to such terms in the Original Indenture; the term "Original Indenture," as used in this First Supplemental Indenture, has the meaning ascribed to such term in the recitals hereto; and the terms "Company," "Indenture" and "Trustee," as used in this First Supplemental Indenture, have the meanings ascribed thereto in the Original Indenture.

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         (b) Section 101 of the Original Indenture is hereby supplemented, solely insofar as relates to the Notes (as defined below), to add the following definitions in the appropriate alphabetical sequence:

         "144A GLOBAL NOTES" has the meaning provided in Section 311(a).

         "4 3/8% ADDITIONAL NOTES" means any additional 4 3/8% Notes which may be issued from time to time pursuant to a "re-opening" of the series of 4 3/8% Notes as contemplated by Section 2(a) of the First Supplemental Indenture.

         "4 3/8% EXCHANGE NOTES" means 4 3/8% Notes which are issued pursuant to the Indenture in exchange for other 4 3/8% Notes in any exchange offer pursuant to an effective registration statement under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise, and which evidence the same continuing indebtedness of the Company as such other 4 3/8% Notes.

         "4 3/8% NOTES" means the series of Securities issued pursuant to this Indenture designated as the 4 3/8% Senior Notes due 2008, including any 4 3/8% Notes initially issued on the Closing Date, any 4 3/8% Exchange Notes and any 4 3/8% Additional Notes. For purposes of this Indenture, all 4 3/8% Notes, including, without limitation, 4 3/8% Exchange Notes and 4 3/8% Additional Notes, shall constitute a single series of Securities under this Indenture.

         "5 3/4% ADDITIONAL NOTES" means any additional 5 3/4% Notes which may be issued from time to time pursuant to "re-opening" of the series of 5 3/4% Notes as contemplated by Section 2(a) of the First Supplemental Indenture.

         "5 3/4% EXCHANGE NOTES" means 5 3/4% Notes which are issued pursuant to the Indenture in exchange for other 5 3/4% Notes in any exchange offer pursuant to an effective registration statement under the Securities Act, whether pursuant to the Registration Rights Agreement or otherwise, and which evidence the same continuing indebtedness of the Company as such other 5 3/4% Notes.

         "5 3/4% NOTES" means the series of Securities issued pursuant to this Indenture designated as the 5 3/4% Senior Notes due 2013, including any 5 3/4% Notes initially issued on the Closing Date, any 5 3/4% Exchange Notes and any 5 3/4% Additional Notes. For purposes of this Indenture, all 5 3/4% Notes, including, without limitation, 5 3/4% Exchange Notes and 5 3/4% Additional Notes, shall constitute a single series of Securities under this Indenture.

         "ADDITIONAL INTEREST" has the meaning specified in the Registration Rights Agreement.

         "ADDITIONAL NOTES" means, with respect to the 4 3/8% Notes, the 4 3/8% Additional Notes and, with respect to the 5 3/4% Notes, the 5 3/4% Additional Notes.

         "AGENT MEMBERS" means members of, or participants in, the Depository.

         "CLOSING DATE" means July 21, 2003.

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         "DTC LEGEND" means a legend substantially in the form of the legends appearing in the fourth and fifth paragraphs of Exhibit A hereto.

         "EXCHANGE NOTES" means, with respect to the 4 3/8% Notes, the 4 3/8% Exchange Notes and, with respect to the 5 3/4% Notes, the 5 3/4% Exchange Notes.

         "FINAL MATURITY DATE" means, when used with reference to the 4 3/8% Notes, August 1, 2008 and, when used with reference to the 5 3/4% Notes, August 1, 2013.

         "FIRST SUPPLEMENTAL INDENTURE" means the First Supplemental Indenture dated as of July 21, 2003 between the Company and the Trustee, as originally executed or as it may from time to time be supplemented or amended as provided in this Indenture, and shall include the form and terms of the Notes established thereby.

         "GLOBAL NOTES" has the meaning provided in Section 311(a). For purposes of clarity, it is hereby confirmed that the Global Notes constitute "global Securities" as such term is used elsewhere in this Indenture.

         "INITIAL PURCHASERS" means the initial purchasers named in the Purchase Agreement.

         "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

         "NON-U.S. PERSON" means a Person who is not a "U.S. person" (as defined in Regulation S).

         "NOTES" means the 4 3/8% Notes and the 5 3/4% Notes.

         "OFFSHORE TRANSACTION" has the meaning set forth in Regulation S.

         "PHYSICAL NOTES" has the meaning provided in Section 311(a). For purposes of clarity, it is hereby confirmed that the Physical Notes constitute "definitive Securities" as such term is used elsewhere in this Indenture.

         "PRIVATE PLACEMENT LEGEND" means a legend substantially in the form of the legends appearing in the first three paragraphs of Exhibit A hereto.

         "PURCHASE AGREEMENT" means the Purchase Agreement dated July 15, 2003 between the Company and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "REGISTRATION RIGHTS AGREEMENT" means either (1) the Registration Rights Agreement dated as of July 21, 2003 between the Company and Morgan Stanley & Co. Incorporated and Citigroup Global Markets Inc., as representatives of the Initial Purchasers, or (2) with respect to any issuance of Additional Notes in a transaction exempt from the registration requirements of

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the Securities Act, the registration rights agreement, if any, entered into by the Company and the other parties thereto in connection with such issuance, or both, as the context shall require.

         "REGULATION S" means Regulation S under the Securities Act or any successor thereto.

         "REGULATION S GLOBAL NOTE" has the meaning provided in Section 311(a).

         "REGULATION S PHYSICAL NOTES" has the meaning provided in Section
311(a).

         "RESTRICTED NOTE" means any Note which is a "restricted security" within the meaning of Rule 144.

         "RULE 144" means Rule 144 under the Securities Act or any successor thereto.

         "RULE 144A" means Rule 144A under the Securities Act or any successor thereto.

         "U.S. PHYSICAL NOTES" has the meaning provided in Section 311(a).

         SECTION 2. CREATION OF THE NOTES. Pursuant to Section 301 of the Indenture, there is hereby created two new series of Securities designated as the "4 3/8% Senior Notes due 2008" and the "5 3/4% Senior Notes due 2013." The Notes shall have the following terms:

         (a) The aggregate principal amount of 4 3/8% Notes that may be authenticated and delivered under the Indenture is initially limited to U.S.$150,000,000 and the aggregate principal amount of 5 3/4% Notes that may be authenticated and delivered under the Indenture is initially limited to U.S.$400,000,000, except for Notes of each such series authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of such series pursuant to Section 304, 305, 306, 905 or 1107 of the Indenture and including, without limitation, Exchange Notes of each such series issued in exchange for the corresponding Notes of such series which have been registered under the Securities Act in an exchange offer pursuant to the Registration Rights Agreement. However, each series may be re-opened by the Company for the issuance of Additional Notes, so long as any such Additional Notes have the same form and terms (other than the date of issuance, and except that the form of such Additional Notes may refer to a different Registration Rights Agreement than that related to the Notes issued on the Closing Date and such Additional Notes, if issued pursuant to a registration statement which is effective under the Securities Act, need not bear the Private Placement Legend and may omit the paragraph included in Exhibit A hereto which refers to the Registration Rights Agreement), and carry the same right to receive accrued and unpaid interest, as the corresponding Notes of such series theretofore issued; provided, however, that notwithstanding the foregoing, a series of Notes may not be reopened if the Company has effected satisfaction and discharge with respect to such series of Notes pursuant to Section 401 of the Indenture or defeasance or covenant defeasance with respect to such series of Notes pursuant to Section 402 of the Indenture; and provided, further, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the U.S. Internal Revenue Code of 1986, as amended.

         (b) The Notes shall be issuable only as Registered Securities without Coupons. The Notes may be issued as both Physical Notes and permanent Global Notes, the initial Depository

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for the Global Notes shall be The Depository Trust Company and the depository arrangements shall be those employed by whosoever shall be the Depository with respect to the Global Notes from time to time. Physical Notes may be exchanged for interests in Global Notes, and interests in Global Notes may be exchanged for Physical Notes, as provided in Section 305 of the Original Indenture and as provided in this First Supplemental Indenture. Any endorsement of any Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Notes represented thereby, shall be made by the Trustee, and the Trustee shall be entitled to make endorsements on any Global Note or on its books and records reflecting any increases or decreases in the principal amount of Notes evidenced thereby, and the Persons entitled to give instructions and to take other actions with respect to any Global Notes as contemplated by the first paragraph of Section 203 of the Original Indenture shall be the Trustee and the Depository.

         (c) The 4 3/8% Notes issued on the Closing Date shall be sold by the Company to the Initial Purchasers named in the Purchase Agreement (the form, terms, execution and delivery of such Purchase Agreement being hereby ratified and approved in all respects), at a price equal to 98.944% of the principal amount thereof. The initial offering price of the 4 3/8% Notes issued on the Closing Date shall be 99.544% of the principal amount thereof plus accrued interest, if any, from the Closing Date, and Initial Purchasers' commissions with respect to the 4 3/8% Notes shall be 0.600% of the principal amount of the 4 3/8% Notes. The 5 3/4% Notes issued on the Closing Date shall be sold by the Company to the Initial Purchasers named in the Purchase Agreement, at a price equal to 98.493% of the principal amount thereof. The initial offering price of the 5 3/4% Notes issued on the Closing Date shall be 99.143% of the principal amount thereof plus accrued interest, if any, from the Closing Date, and Initial Purchasers' commissions with respect to the 5 3/4% Notes shall be 0.650% of the principal amount of the 5 3/4% Notes.

         (d) The Stated Maturity of the 4 3/8% Notes on which the principal thereof is due and payable shall be August 1, 2008. The Stated Maturity of the 5 3/4% Notes on which the principal thereof is due and payable shall be August 1, 2013.

         (e) The principal of the 4 3/8% Notes and of the 5 3/4% Notes shall bear interest at the rate of 4 3/8% and 5 3/4% per annum, respectively, from and including July 21, 2003, or from and including the most recent date to which interest has been paid or duly provided for, to, but not including, the applicable Interest Payment Date or Maturity, as the case may be. Interest will be payable semiannually in arrears on February 1 and August 1 (each, an "INTEREST PAYMENT DATE") of each year, commencing February 1, 2004, to the Persons in whose names the 4 3/8% Notes or 5 3/4% Notes (or one or more Predecessor Securities of such series) are registered at the close of business on the January 15 or July 15, as the case may be, immediately preceding such Interest Payment Dates (each, a "REGULAR RECORD DATE"), regardless of whether such Regular Record Date is a Business Day. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         (f) The Borough of Manhattan, The City of New York, is hereby designated as a Place of Payment for the Notes; and the Company hereby appoints the Trustee, acting through its Corporate Trust Office in the Borough of Manhattan, The City of New York designated from time to time for such purpose, as the Company's agent of the purposes specified in Section 1002 of the Indenture; provided, however, that, subject to Section 1002 of the Indenture, the Company may at any time remove the Trustee as its Office or Agency in the Borough of Manhattan, The

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City of New York designated for such purposes and may from time to time designate one or more other Offices or Agencies for such purposes and may from time to time rescind such designations, so long as the Company shall at all times maintain an Office or Agency for such purposes in the Borough of Manhattan, The City of New York.

         (g) The Notes shall be redeemable at the option of the Company on the terms and subject to the conditions set forth in the form of Note attached hereto as Exhibit A and in the Indenture.

         (h) The Notes shall not be repayable or redeemable at the option of the Holders thereof prior to the Stated Maturity of the principal thereof (provided that nothing in this First Supplemental Indenture shall limit the right of the Trustee or the respective Holders of the 4 3/8% Notes or the 5 3/4% Notes to declare the principal of, and accrued and unpaid interest on, such Notes to be immediately due and payable as provided in Article Five of the Indenture) and shall not be subject to a sinking fund or analogous provision.

         (i) The Notes shall be issuable in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

         (j) The Notes shall not be convertible into or exchangeable for other securities.

         (k) The principal of, premium, if any, and interest on the Notes shall be payable in U.S. Dollars.

         (l) The Notes and the Holders thereof shall have the benefit of the additional covenant set forth in this First Supplemental Indenture, and Section 1010 of the Original Indenture shall not be applicable with respect to any such additional covenants.

         (m) The Notes shall be subject to satisfaction and discharge pursuant to Section 401 of the Indenture and shall be subject to defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, of the Indenture, provided that (i) the Company may effect satisfaction and discharge pursuant to Section 401 of the Indenture and defeasance and covenant defeasance pursuant to Sections 402(2) and 402(3), respectively, of the Indenture only with respect to all (and not less than all) of the Outstanding 4 3/8% Notes or 5 3/4% Notes, as the case may be, and (ii) the only covenants which, for purposes of the Notes, shall be subject to covenant defeasance are the covenants set forth in clause (ii) of Section 1007 of the Indenture and Sections 1005, 1006, 1008 and 1009 of the Indenture.

         (n) To the extent that any provision of the Indenture or the Notes provides for the payment of interest on overdue principal of, or premium, if any, or interest (including, without limitation, any Additional Interest which may be payable pursuant to the Registration Rights Agreement) on any Notes, then, to the extent permitted by law, interest on such overdue principal, premium, if any, and interest shall accrue at the rate of interest borne by such Notes (and, if Additional Interest shall at any time accrue on the Notes pursuant to the Registration Rights Agreement, then the per annum interest rate borne by the 4 3/8% Notes and by the 5 3/4% Notes for each day on which such Additional Interest shall accrue shall be deemed to be equal to the respective sums of 4 3/8% and 5 3/4% per annum plus the respective per annum rate at which such Additional Interest shall accrue for such day), and, anything in the Indenture to the contrary

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notwithstanding, in the case of any requirement in the Indenture that the
Company pay (or that the Trustee distribute) interest on overdue principal of, or premium, if any, or interest on the Notes, such payment or distribution shall only be required to the extent it is permitted by applicable law. If Additional Interest shall become due and payable on the Notes or Exchange Notes, then the Officers' Certificate furnished to the Trustee pursuant to the second paragraph of Section 1004 of the Original Indenture shall set forth the amount so payable per U.S.$1,000 of Notes and/or Exchange Notes, as the case may be.

         (o) Anything in the Indenture or the Notes to the contrary notwithstanding, payments of principal of and premium, if any, and interest on Global Notes shall be made in accordance with the procedures of the Depository as in effect from time to time, which procedures currently require that such payments be made by wire transfer of immediately available funds.

         (p) To the extent that any provision of the Indenture (including, without limitation, this First Supplemental Indenture) or the Notes mentions, in any context, the payment of the interest on, or in respect of, any Notes, such mention shall be deemed to include mention of the payment of Additional Interest provided by the terms of the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable pursuant to such terms, and express mention of the payment of Additional Interest in any provision of the Indenture (including, without limitation, this First Supplemental Indenture) or the Notes shall not be construed as excluding Additional Interest in those provisions of the Indenture (including, without limitation, this First Supplemental Indenture) or the Notes where such express mention is not made; and, without limitation to the foregoing, it is expressly understood and agreed that the references to "interest" appearing in Section 116 of the Indenture, clause (2) of Section 501 of the Indenture and in Section 514 of the Indenture shall be deemed to include, solely insofar as relates to the Notes, any Additional Interest which may be payable with respect to the Notes.

         (q) As used in the Indenture with respect to the Notes and in the certificates evidencing the Notes, all references to "premium" on the Notes shall mean any amounts (other than accrued interest and other than any Additional Interest) payable upon redemption of any Notes in excess of 100% of the principal amount of such Notes.

         (r) The Notes shall have such additional terms and provisions as are set forth in the form of Note attached hereto as Exhibit A, which terms and provisions are hereby incorporated by reference in and made a part of this First Supplemental Indenture and the Indenture as if set forth in full herein and therein, and, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and the Company and, to the extent applicable, the Trustee agree to be bound thereby.

         (s) The Notes shall be in substantially the form attached hereto as Exhibit A, which form is incorporated by reference in and made a part of this First Supplemental Indenture and the Indenture as if set forth in full herein and therein, provided that the form of any Additional Notes may have such variations as are permitted by Section 2(a) of this First Supplemental Indenture; and provided, further, that Physical Notes may deviate (in form but not in substance) from the form attached as Exhibit A to this First Supplemental Indenture in such respects as the Company may deem necessary or appropriate to protect against fraud or forgery, including without limitation, by changing the form of the Physical Notes so that they have a "face" and a "reverse"

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and by moving the signatures and Trustee's certificate of authentication so that they appear on the same page as the principal amount of the Physical Notes.

         SECTION 3.  AMENDMENTS TO ARTICLE THREE.

         (a) Article Three of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding at the end thereof the following new Sections 311, 312 and 313:

               "Sections 311.  FORM OF NOTES.

               "(a) Notes initially offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes of the appropriate series in registered form ("144A GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

               "Notes initially offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes of the appropriate series in registered form ("REGULATION S GLOBAL NOTES") deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

               "Notes initially offered and sold to Institutional Accredited Investors that are not QIBs shall be issued in the form of certificated Notes of the appropriate series in registered form ("U.S. PHYSICAL NOTES"). Notes issued pursuant to the seventh paragraph of Section 305 of this Indenture in exchange for interests in Regulation S Global Notes shall be issued in the form of certificated Notes of the appropriate series in registered form ("REGULATION S PHYSICAL NOTES"). Regulation S Physical Notes and U.S. Physical Notes are sometimes collectively referred to herein as "PHYSICAL NOTES." 144A Global Notes and Regulation S Global Notes are sometimes collectively referred to herein as "GLOBAL NOTES."

               "(b)     (i) Unless and until a Note is exchanged for an Exchange
         Note in an exchange offer pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or sold or otherwise transferred pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or pursuant to Rule 144 under the Securities Act (if available), (A) each 144A Global Note and each U.S. Physical Note shall bear the Private Placement Legend and (B) each Regulation S Physical Note and each Regulation S Global Note shall bear the Private Placement Legend until at least

                                       8
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         the 41st day after the Closing Date and receipt by the Company and the
         Trustee of a certificate substantially in the form of Exhibit B hereto (and after such 41st day and, upon receipt of such certificate, the Private Placement Legend may be removed from Regulation S Global Notes). Notwithstanding the foregoing, to the extent that a certificate substantially in the form of Exhibit B hereto shall be delivered with respect to a portion (but not all) of the principal amount of a Regulation S Global Note bearing the Private Placement Legend, then the Company shall execute and the Trustee shall authenticate and deliver a Regulation S Global Note not bearing the Private Placement Legend in exchange for only such portion of the principal amount of the Regulation S Global Note bearing the Private Placement Legend in respect of which such certification shall have been so delivered, and the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such Regulation S Global Note bearing the Private Placement Legend and a like increase in the principal amount of the Regulation S Global Note not bearing the Private Placement Legend."

               "(ii)    Each Global Note shall bear the DTC Legend."

               "(c)     Notwithstanding the foregoing provisions of this Section
         311, no exchanges of Notes for related Exchange Notes shall occur until a registration statement shall have been declared effective by the Commission and unless such exchanges are effected pursuant to such effective registration statement. Any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee."

               "(d)     Prior to requesting the issuance of any Exchange Notes,
         the Company shall deliver to the Trustee an Officer's Certificate to the effect that a registration statement covering such Exchange Notes has been declared effective under the Securities Act. Upon receipt of such Officer's Certificate and a Company Order requesting authentication and delivery of Exchange Notes in exchange for a like aggregate principal amount of the Notes of the appropriate series then Outstanding (which Outstanding Notes shall thereupon be canceled by the Trustee) and an Opinion of Counsel as to the validity, binding effect and enforceability, subject to customary exceptions, of the Exchange Notes, the Trustee shall authenticate the Exchange Notes and deliver them as directed in such Company Order."

               "Section 312. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

               "(a)     Notwithstanding any provision of the Indenture to the
         contrary, it is expressly understood and agreed that interests in Global Notes may be exchanged for Physical Notes, and that Physical Notes may be exchanged for interests in Global Notes, and that interests in 144A Global Notes may be exchanged for interests in Regulation S Global Notes, and that interests in Regulation S Global Notes may be exchanged for interests in 144A Global Notes, as provided in this Section 312 and in Section 313 of this Indenture.

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               "(b)     Global Notes and interests in Global Notes may be
         transferred or exchanged, and shall be subject to the restrictions on transfer and exchange, as provided in this Indenture. In addition, U.S. Physical Notes and Regulation S Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in 144A Global Notes and Regulation S Global Notes, respectively, under the circumstances set forth in the seventh paragraph of Section 305 of this Indenture.

               "(c)     Any beneficial interest in one of the Global Notes that
         is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in the first such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

               "(d)     In connection with any transfer of a portion of the
         beneficial interests in a 144A Global Note or Regulation S Global Note to beneficial owners who will take such interests in the form of Physical Notes (other than transfers of an entire 144A Global Note or an entire Regulation S Global Note pursuant to the seventh paragraph of
         Section 305 of this Indenture), the Trustee shall reflect the date and a decrease in the principal amount of such 144A Global Note or Regulation S Global Note, as the case may be, in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more corresponding U.S. Physical Notes or Regulation S Physical Notes, as the case may be, of like tenor and principal amount.

               "(e)     In connection with the transfer of an entire 144A Global
         Note or Regulation S Global Note to beneficial owners pursuant to the seventh paragraph of Section 305 of this Indenture, such 144A Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such 144A Global Note or Regulation S Global Note, as the case may be, a corresponding equal aggregate principal amount of U.S. Physical Notes or Regulation S Physical Notes, respectively, of authorized denominations. To the extent that any of the provisions of this paragraph (e) are inconsistent with any provisions contained in the seventh paragraph of Section 305 of this Indenture, then the provisions of this paragraph (e) shall govern.

               "(f)     Any U.S. Physical Note delivered in exchange for an
         interest in a 144A Global Note pursuant to paragraph (b), (d) or (e) of this Section 312 shall, except as otherwise provided by Section 313(e) of this Indenture, bear the legend regarding transfer restrictions applicable to U.S. Physical Notes required by Section 311(b).

               "(g)     Any Regulation S Physical Note delivered in exchange for
         an interest in a Regulation S Global Note pursuant to paragraph (b),
         (d) or (e) of this Section 312 shall, except as otherwise provided by
         Section 313(e) of this Indenture, bear the legend regarding transfer restrictions applicable to Regulation S Physical Notes required by
         Section 311(b).

               "(h)     Unless the Company shall otherwise determine in the
         exercise of its sole discretion, (x) Physical Notes may not be issued upon transfer of or in exchange for interests in Global Notes except
         (1) in connection with transfers to Institutional Accredited Investors or (2) upon the exchange of the entire Global Notes of the relevant series for Physical Notes of such series pursuant to the seventh paragraph of Section 305 of this Indenture, and (y) upon the transfer of U.S. Physical Notes to a QIB pursuant to Rule 144A or to a Non-U.S. Person pursuant to Regulation S, or upon the transfer of a Regulation S Physical Note to a QIB pursuant to Rule 144A, the transferee will, unless the entire Global Notes of the relevant series have been exchanged for Physical Notes of such series pursuant to the seventh paragraph of Section 305 of this Indenture, take such Notes in the form of an interest in the corresponding 144A Global Note or Regulation S Global Note, as the case may be.

               "(i)     In addition to the other requirements of this Indenture,
         the Trustee shall make an appropriate notation on the schedule attached to each Global Note or on the Trustee's books and records to reflect any increases or decreases in the principal amount thereof resulting from transfers or exchanges of Notes or of interests in Global Notes made in accordance with this Indenture.

               "Section 313. SPECIAL TRANSFER PROVISIONS. Unless and until a
         Note is exchanged for a related Exchange Note in an exchange offer pursuant to, or transferred under, a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise) or transferred pursuant to Rule 144 under the Securities Act (if available), the following provisions shall apply:

               "(a)     TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS.
         The following provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

               "(i)     The Trustee shall register the transfer of any Note,
         whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Trustee (A) a certificate substantially in the form of Exhibit C hereto and (B) if requested by the Company, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, if the Note to be transferred consists of either a Regulation S Physical Note prior to the removal of the Private

         Placement Legend, an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend, a U.S. Physical Note or a 144 Global Note, the proposed transferor shall have checked the box provided for on the form of such Note, or shall have otherwise advised the Company and the Trustee in writing, that the transfer is being made to an Institutional Accredited Investor purchasing for its own account, or for the account of another Institutional Accredited Investor, in a minimum principal amount of U.S.$250,000; and

               "(ii)    Subject to paragraph (c) of this Section 313, if the
         proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Trustee of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Trustee's procedures, the Trustee shall reflect on its book and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and, if required, the Company shall execute, and the Trustee shall authenticate and deliver, one or more corresponding U.S. Physical Notes of like tenor and amount.

               "(b)     TRANSFERS TO QIBS. The following provisions shall apply
         with respect to the registration of any proposed transfer of a U.S. Physical Note, an interest in a 144A Global Note, a Regulation S Physical Note prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

               "(i)     If the Note to be transferred consists of (x) either (A)
         a Regulation S Physical Note prior to the removal of the Private Placement Legend or an interest in a Regulation S Global Note prior to the removal of the Private Placement Legend or (B) a U.S. Physical Note, the Trustee shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Trustee in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee whom the transferor reasonably believes is a QIB and who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Trustee in writing, that it is a QIB and is aware that such Note is being transferred in reliance on Rule 144A and that it is acquiring such Note for its own account or for the account of one or more other QIBs over which it exercises sole investment discretion (in which latter case it has given notice to each such account that the Note is being transferred in reliance on Rule 144A) or (y) an interest in a 144A Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depositary.

               "(ii)    If the proposed transferee is an Agent Member, and the
         Note to be transferred consists of Physical Notes, upon receipt by the Trustee of the documents referred to in clause (i) and instructions given in accordance with the

         Depository's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the corresponding 144A Global Note in an amount equal to the principal amount of such Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

               "(c)     TRANSFERS OF INTERESTS IN REGULATION S GLOBAL NOTES OR
         REGULATION S PHYSICAL NOTES. The following provisions shall apply with respect to any transfer of interests in Regulation S Global Notes or Regulation S Physical Notes:

               "(i)     prior to the removal of the Private Placement Legend
         from a Regulation S Global Note or Regulation S Physical Note pursuant to Section 311(b), the Trustee shall refuse to register such transfer unless such transfer complies with Section 313(b) or Section 313(d), as the case may be; and

               "(ii)    after such removal, the Trustee shall register the
         transfer of any such Note without requiring any additional certification.

               "(d)     TRANSFERS TO NON-U.S. PERSONS AT ANY TIME. The following
         provisions shall apply with respect to any transfer of a Note to a Non-U.S. Person:

               "(i)     The Trustee shall register any proposed transfer to any
         Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in a 144A Global Note only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

               "(ii)    (a) If the proposed transferor is an Agent Member
         holding a beneficial interest in a 144A Global Note, upon receipt by the Trustee of (x) the documents required by paragraph (i) and (y) instructions in accordance with the Depository's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and a decrease in the principal amount of such 144A Global Note in an amount equal to the principal amount of the beneficial interest in such 144A Global Note to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Trustee of instructions given in accordance with the Depository's and the Trustee's procedures, the Trustee shall reflect on its books and records the date and an increase in the principal amount of the corresponding Regulation S Global Note in an amount equal to the principal amount of the U.S. Physical Note or 144A Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of such 144A Global Note, as the case may be.

               "(e)     PRIVATE PLACEMENT LEGEND. (i) Upon the registration of
         transfer, exchange or replacement of Notes of a series not bearing the Private Placement Legend, the Trustee shall deliver Notes of such series that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes of a series bearing the Private Placement Legend, the Trustee shall deliver only Notes of such series that bear the Private Placement Legend unless
         (1) the Private Placement Legend is no longer required by Section 311(b), (2) the circumstances contemplated by paragraphs (a)(i)(x) or
         (c)(ii) of this Section 313 exist, (3) there is delivered to the Trustee an opinion of counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, (4) the transaction involves the exchange of Exchange Notes for Notes of the same series pursuant to a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise), or (5) the transaction involves a transfer of Notes pursuant to a registration statement (whether pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act.

               "(ii)    After a transfer of any Notes during the period of the
         effectiveness of any registration statement (whether filed pursuant to the Registration Rights Agreement or otherwise) which is effective under the Securities Act with respect to such Notes, all requirements pertaining to the Private Placement Legend on such Notes shall cease to apply and the requirements that any such Notes be issued in global form shall continue to apply.

               "(f)     GENERAL. By its acceptance of any Note bearing the
         Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Trustee shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes to an Institutional Accredited Investor or in a transfer being made pursuant to Rule 904 under the Securities Act or pursuant to Rule 144 under the Securities Act (if available), each Holder agrees by its acceptance of such Notes to furnish the Trustee such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

               "In case of any transfer or exchange of Notes or interests in Notes bearing the Private Placement Legend, the procedures and requirements for which are not addressed in detail in this Section 313 or elsewhere in this Indenture, such transfer or exchange will be subject to such procedures and requirements as may be reasonably prescribed by the Company from time to time (and which shall be consistent with the procedures and requirements set forth in this
         Section 313) and, in the case of a transfer or exchange involving a Global Note or an interest therein, the procedures of the Depository. In case of any request for the removal of the Private Placement Legend from a Note, the procedures and requirements for which are not addressed in detail in this Indenture, the Company may permit the removal of such legend upon the receipt of such legal opinions, certificates and other documents as it may require to establish that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the Securities Act and by delivery to the Trustee of a Company Order directing that such legend be removed.

               "The Trustee shall retain copies of all letters, notices and other written communications received pursuant to Section 312 or this
         Section 313 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Trustee.

               "In the case of any transfer of a Physical Note (other than a transfer or exchange under a registration statement which is effective under the Securities Act (whether pursuant to the Registration Rights Agreement or otherwise)) prior to the end of the time period under Rule 144(k), the transferor shall check the box provided for on the form of such Note, or otherwise advise the Company and Trustee in writing, as to the manner of such transfer and submit such Note to the Trustee.

               "Following the initial issuance of the Notes, nothing in this Indenture shall limit the ability of any Institutional Accredited Investor to own (subject to compliance with the applicable transfer restrictions set forth in this Indenture) beneficial interests in a Rule 144A Global Note.

               "The Trustee shall not be responsible for obtaining any documentation contemplated by this Section 313 in connection with transfers that occur within the same Global Note and which occur without the involvement of the Trustee."

         (b) Section 309 of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding at the end thereof the following new paragraph:

               "All Restricted Notes which are redeemed, purchased or otherwise acquired by the Company or any of its Subsidiaries or "affiliates" (as defined in Rule 144) shall be delivered to the Trustee for cancellation and neither the Company nor any of its Subsidiaries or "affiliates" may hold or resell or otherwise transfer such Restricted Notes or issue any new Notes to replace any such Restricted Notes (other than any Exchange Notes of the same series)."

         SECTION 4.  AMENDMENTS TO ARTICLE FOUR.

         (a) Clause (1)(b) of the first paragraph of Section 401 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by adding the phrase "(including, without limitation, any Additional Interest payable pursuant to the Registration Rights Agreement)" in the sixteenth line of such clause (1)(b) immediately after the words "premium and interest" and immediately before the words "on, and, to the extent that."

         (b) Paragraph (4)(a) of Section 402 of the Indenture is hereby amended, but solely insofar as relates to the Notes, by adding the phrase "(including, without limitation, any Additional Interest payable pursuant to the Registration Rights Agreement)" in the twenty-third line of such paragraph
(4)(a) immediately after the words "(y) the principal of (and premium, if any) and interest" and immediately before the words ", if any, on."

         SECTION 5. AMENDMENTS TO ARTICLE TEN. Article Ten of the Original Indenture is hereby amended, solely insofar as relates to the Notes, by adding at the end thereof the following new Section 1012:

               "Section 1012.  DELIVERY OF RULE 144A INFORMATION.

               "The Company agrees that, if and so long as the Company is not subject to and in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder of any Notes, any beneficial owner of an interest in a Global Note and any prospective purchaser or other prospective transferee of any Notes designated by a Holder of Notes or a beneficial owner of an interest in a Global Note, promptly upon request and at the expense of the Company, the financial statements and other information specified in Rule 144A(d)(4) (or any successor provision thereto) under the Securities Act, in each case to the extent necessary to permit the resale or other transfer of Notes by such Holder or beneficial owner to be made in compliance with Rule 144A under the Securities Act."

         SECTION 6. GOVERNING LAW; FIRST SUPPLEMENTAL INDENTURE. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York. The terms and conditions of this First Supplemental Indenture shall be, and be deemed to be, part of the terms and conditions of the Indenture for any and all purposes. Other than as amended and supplemented by this First Supplemental Indenture, the Indenture is in all respects ratified and confirmed.

         SECTION 7. ACCEPTANCE BY TRUSTEE. The Trustee hereby accepts this First Supplemental Indenture and agrees to perform the same upon the terms and conditions set forth in the Indenture.

         SECTION 8. COUNTERPARTS. This First Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

         SECTION 9. HEADINGS. The headings of this First Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 10. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

         SECTION 11. SEPARABILITY. In case any one or more of the provisions contained in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the fullest extent permitted by applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Notes, but this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.


                              PACKAGING CORPORATION OF AMERICA


                              By   /s/ Richard B. West
                                   ---------------------------------------------
                                   Name:  Richard B. West
                                   Title: Senior Vice President, Chief Executive
                                          Officer and Corporate Secretary

                              U.S. BANK NATIONAL ASSOCIATION,
                              as Trustee,


                              By   /s/ Richard H. Prokosch
                                   ---------------------------------------------
                                   Name:  Richard H. Prokosch
                                   Title: Vice President